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                            ARTICLES OF INCORPORATION           FILED
                                       OF                 94 JAN 26 PM  4:14
                           AMERICARE HEALTH SCAN, INC    SECRETARY  OF  STATE
                                                         TALLAHASSEE, FLORIDA

                                    ARTICLE I

     The  name  of  the  corporation  shall  be:  Americare  Health  Scan,  Inc.

                                   ARTICLE II

     The corporation may engage in any activity or business permitted under the laws of the United States and of this state.

                                   ARTICLE III

     1. The maximum number of shares of stock which this corporation is authorized to have outstanding at any time shall be 100,000 shares of common stock having $0.10 par value.

     2. The capital stock may be paid for with property, labor or services, at a just valuation to be fixed by the incorporators, or by the directors at a meeting called for such purpose or at the organization meeting.

     3. Property, labor or services may also be purchased or paid for with the capital stock at a just valuation of said property, labor or services, to be fixed by the directors of the company.

                                   ARTICLE IV

     Except as otherwise provided by the law, the entire voting power for the election of directors and for all other purposes shall be vested exclusively in the holders of the outstanding common shares.

                                    ARTICLE V

     The  existence  of  the  corporation  is  perpetual.

                                   ARTICLE VI

     The street address of the initial registered office of this corporation is:
20 N. W. 181st Street, Miami, Florida 33169. And the initial registered agent of this corporation at the above address is: Dr. Joseph P. D'Angelo.


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                                   ARTICLE VII

     The business of the corporation shall be managed by a Board of Directors consisting of not less than one or more than nine (9) persons.

                                  ARTICLE VIII

     The name and street address of the member of the first Board of Directors who, unless provided by the Articles of Incorporation, or by the By-Laws, shall hold office for the first year of existence of the corporation, or until his/her successor is elected or appointed and have qualified, is as follows:

             NAME                                      ADDRESS
             ----                                      -------
      Margaret  Heichberger                      400  Poinciana  Drive
                                             Hallandale,  Florida  33009

                                   ARTICLE IX

     The name and street address of the party signing the Articles of Incorporation as subscribed is as follows:

             NAME                                      ADDRESS
             ----                                      -------
      Margaret  Heichberger                      400  Poinciana  Drive
                                             Hallandale,  Florida  33009

                                    ARTICLE X

     The Principal address and the registered office address of the corporation are the same.

                                   ARTICLE XI

     The Board of Directors shall be elected at the annual meeting of the shareholders of the corporation by a majority vote of those shareholders attending said meeting in person or by Proxy.

                                   ARTICLE XII

     This corporation reserves the right to amend or repeal any provision contained in these Articles of Incorporation or any amendment hereto, and any right conferred upon the shareholders is subject to this reservation.


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     IN  WITNESS  WHEREOF,  the  undersigned  incorporator  has  executed  these articles  of Incorporation  this  18th  day  of  January,  1994.
                                  --             -------     --

                                  /s/  Margaret  Heichberger
                                  --------------------------
                                  Margaret  Heichberger



                           CERTIFICATE OF DESIGNATION

                       REGISTERED AGENT/REGISTERED OFFICE



     Pursuant to the provisions of Sections 607.0501 or 617.0501, Florida Statutes, the undersigned corporation, organized under the laws of the State of Florida, submits the following statement in designating the registered agent/registered office, in the State of Florida.

     1.  The  name  of  the  corporation  is:  Americare  Health  Scan,  Inc.

     2.  The  name and address of the registered agent and office is: Dr. Joseph
P.  D'Angelo, 20  N. W. 181st Street, Miami,  Florida  33169.

     HAVING BEEN NAMED AS REGISTERED AGENT AND TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE STATED CORPORATION AT THE PLACE DESIGNATED IN THIS CERTIFICATE, I HEREBY ACCEPT THE APPOINTMENT AS REGISTERED AGENT AND AGREE TO ACT IN THIS CAPACITY. I FURTHER AGREE TO COMPLY WITH THE PROVISIONS OF ALL STATUTES RELATING TO THE PROPER AND COMPLETE PERFORMANCE OF MY DUTIES, AND I AM FAMILIAR WITH AND ACCEPT THE OBLIGATIONS OF MY POSITION AS REGISTERED AGENT.


                                  /s/  Joseph  P.  D'Angelo
                                  -------------------------
                                    Joseph  P.  D'Angelo

                                       18  Jun  1994
                                  -------------------------
                                             Date


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     IN  WITNESS  WHEREOF,  the  undersigned  incorporator  has  executed  these articles  of  Incorporation  this  18th  day  of  January,  1994.
                                   --             -------     --

                                  /s/  Margaret  Heichberger
                                  --------------------------
                                       Margaret  Heichberger



                           CERTIFICATE OF DESIGNATION

                       REGISTERED AGENT/REGISTERED OFFICE



     Pursuant to the provisions of Sections 607.0501 or 617.0501, Florida Statutes, the undersigned corporation, organized under the laws of the State of Florida, submits the following statement in designating the registered agent/registered office, in the State of Florida.

     1.  The  name  of  the  corporation  is:  Americare  Health  Scan,  Inc.

     2.  The  name and address of the registered agent and office is: Dr. Joseph
P.  D'Angelo, 20  N. W. 181st Street, Miami, Florida 33169.

     HAVING BEEN NAMED AS REGISTERED AGENT AND TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE STATED CORPORATION AT THE PLACE DESIGNATED IN THIS CERTIFICATE, I HEREBY ACCEPT THE APPOINTMENT AS REGISTERED AGENT AND AGREE TO ACT IN THIS CAPACITY. I FURTHER AGREE TO COMPLY WITH THE PROVISIONS OF ALL STATUTES RELATING TO THE PROPER AND COMPLETE PERFORMANCE OF MY DUTIES, AND I AM FAMILIAR WITH AND ACCEPT THE OBLIGATIONS OF MY POSITION AS REGISTERED AGENT.


                                  /s/  Joseph  P.  D'Angelo
                                  -------------------------
                                     Joseph  P.  D'Angelo
                                       18  Jun  1994
                                  -------------------------
                                             Date


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